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                                                                     EXHIBIT 5.1
                                                          Douglas J. Bates, Esq.
                                                             1501 Wild Goose Run
                                                     St. Charles, Missouri 63303
                                                           Phone: (636) 916-0732
                                                             Fax: (636) 916-4071



                                  June 28, 2001

Board of Directors
The Source Information Management Company
Two City Place Drive, Suite 380
St. Louis, Missouri 63141

         I have acted as special counsel for The Source Information Management Company, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,250,000 shares of common stock, par value $.01 per share (the "Shares"), to be issued by the Company pursuant to the Company's 1995 Incentive Stock Option Plan. (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares is being filed concurrently herewith with the Securities and Exchange Commission.

         As counsel, I have reviewed the Plan and the organizational documents of the Company, including the Articles of Incorporation and Bylaws as amended to date, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Shares. Where questions of fact material to the opinions hereinafter expressed were not independently established, I have relied upon statements of officials of the Company. I have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to me as copies.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri.

         2. The Shares to be issued pursuant to the Plan are duly and validly authorized.

         3. When the Shares to be issued pursuant to the Plan are issued by the Company in accordance with the provisions of the Plan, such Shares will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.



                                                       /s/DOUGLAS J. BATES, ESQ.